Maiden Holdings, Ltd. Nasdaq:MHLD Investor Presentation November & December 2017

Forward Looking Statements | Investor Presentation 2 This presentation contains “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations and beliefs of Maiden Holdings, Ltd. (the “Company”) concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, decreases in existing and new client projected premiums, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company’s products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments and changes in asset valuations. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company’s most recent Annual Report on Form 10-K. In presenting the Company’s results, management has included and discussed in this presentation certain non generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”). See the appendix of this presentation for a reconciliation of non-GAAP measures used in this presentation to their most directly comparable GAAP measures. Non-GAAP Financial Measures

Maiden's Value Proposition

1. Significant line of business and geographical diversity across low volatility underwriting portfolio (Not focused on the property catastrophe reinsurance market)
2. Long-term relationships with targeted regional and specialty P&C insurers – 34-year operating history
3. Successful and stable multi-year strategic reinsurance relationship with AmTrust Financial Services, Inc. ("AmTrust") since 2007
4. Predictable and stable operating results
5. Highly efficient and scalable operating platform
6. Growing balance sheet scale and capital efficiency supported by the low-volatility model
7. Conservative investment portfolio
8. Strong commitment to rewarding shareholders through dividends

Maiden targets consistent underwriting profitability, above industry average growth and an operating ROACE* of 15% or greater

*ROACE is Return on Average Common Equity and is a Non-GAAP financial measure. We use ROACE as a measurement of profitability that focuses on the return to Maiden shareholders rather than using solely net income. Please see the definition of non-GAAP financial measures on the final page of this presentation for additional important information.

3 | Investor Presentation

MAIDEN HOLDINGS LTD

RNR VR EIG AXS AGII ACGL PRE* AHL XL MHLD GLRE 50% 60% 70% 80% 90% 100% 110% 0 x2 x4 x6 x8 x10 6+ Y e a r A vera g e C om b in e d R at io Multiple of MHLD's Standard Deviation in Combined Ratio 6+ Year Average Quarterly Combined Ratio and Standard Deviation in Combined Ratio MHLD = x1.0 SD Predictable and Stable Operating Performance | Investor Presentation 4 Data Source: Quarterly Combined Ratio Data from SNL Financial – 1Q 2011 to 3Q 2017 *PRE is the former ticker of PartnerRe, which is no longer traded publicly following its acquisition by EXOR. Relatively stable and profitable combined ratio reflecting low volatility underwriting portfolio

Maiden's History

2007 — AmTrust's founding shareholders[1] formed Maiden. Entered into 40% Quota Share with AmTrust

2008 — Acquired a reinsurance platform with 25 years of operations, GMAC RE, with renewal rights, client relationships, and infrastructure

2010 — Entered into 25% NGHC[2] Quota Share. Acquired international insurance business (IIS) from Ally

2013 — Sold property Excess & Surplus ("E&S") lines business. NGHC Quota Share discontinued

2014 — Redeemed 14% TRUPS January 15, 2014

2016 — AM Best rating upgraded to A September 1, 2016

(GPW in $ millions)	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	3Q17
Gross Premiums Written ("GPW")	$247	$727	$1,049	$1,298	$1,813	$2,001	$2,204	$2,507	$2,663	$2,831	$2,832[4]
Employees	5	129	139	204	213	214	185	194	204	211	212
Founding Shareholders[1] Ownership	18.6%	30.1%	30.1%	28.3%	28.3%	28.4%	28.4%	28.1%	20.3%	17.4%	15.6%[3]

[1] AmTrust's founding shareholders were Michael Karfunkel, George Karfunkel, and Barry Zyskind. Michael Karfunkel passed away on April 27, 2016, thus the shares previously held by him are now controlled by his wife Leah Karfunkel.
[2] National General Holdings Corporation ("NGHC"), formerly known as American Capital Acquisition Corporation ("ACAC"), acquired GMAC Personal Lines Business in 2010. The Michael Karfunkel 2005 Family Trust (which is controlled by Leah Karfunkel) and AmTrust own 41.8% and 1.6% of NGHC common stock, respectively.
[3] As of most recent individual filings for Leah Karfunkel and Barry Zyskind. George Karfunkel owns or controls less than 5.0% of the outstanding shares of the Company as at September 30, 2017 so there is no longer a public filing requirement.
[4] Last twelve months as of September 30, 2017.

5 | Investor Presentation

MAIDEN HOLDINGS LTD

Property 20% Other Casualty 23% Personal Auto 30% Commercial Auto 7% A&H 10% International 10% Last Twelve Months* Gross Premiums Written = $841 million Maiden’s Key Business Segments Today Diversified Reinsurance Segment Diversified Reinsurance – Focus on lower volatility “working layer” reinsurance needs of regional and specialty P&C insurers in the U.S. and select international markets Underwriting / Distribution DUAL UNDERWRITING DISTRIBUTION: • 46% direct / 54% brokered distribution** COMPETITIVE ADVANTAGES: • Lasting, profitable, long-term relationships with clients – 34-year operating history • Dedicated Financial Trust® offers highly rated security • Deep multi-functional client service support • Purpose built balance sheet and operating platform * As of September 30, 2017 **As of December 31, 2016 IN THE U.S.: Multi-Functional Teams: • Underwriters, actuaries, accountants, legal and claims specialists Focus on traditional lines: • Personal & commercial auto • Commercial multi-peril • General liability • Workers’ compensation • Non-cat property IN SELECT INTERNATIONAL MARKETS: OEM oriented business development team: • Personal Auto • Credit Life Bermuda team - offering capital solutions in Europe: • Multi-line regional opportunities | Investor Presentation 6

SMALL COMMERCIAL (U.S.): • Workers’ compensation • Commercial package • Commercial lines SPECIALTY RISK AND EXTENDED WARRANTY (GLOBAL): • Consumer and commercial goods warranty • European Hospital liability • Other SPECIALTY PROGRAM: • Commercial package for specialty risks / segments UNDERWRITING: • Multi-year quota-share reinsurance relationship since 2007 — Master Agreement in place through June 2019 with negotiated contract modifications occurring independent of renewal cycle twice previously — Actively managed by Maiden to preserve targeted economics • Strong controls and governance — Independent underwriting and reserving — All related party transactions require independent Audit Committee approvals AMTRUST’S STRENGTHS: • Significant driver of growth with profitable combined ratios • AmTrust’s leading competitive position in specialty markets • Highly efficient with strong technological core competency Maiden’s Key Business Segments Today AmTrust Reinsurance Segment | Investor Presentation 7 AmTrust Quota Share – Providing strategically important capital support to AmTrust since 2007 Last Twelve Months* Gross Premiums Written = $2.0 billion * As of September 30, 2017 Small Commercial 62% Specialty Program 17% Specialty Risk and Extended Warranty 21%

AmTrust Relationship • Maiden maintains robust controls, procedures and governance. All transactions between Maiden and AmTrust require review and approval by the Maiden’s independent directors (Audit Committee). • AmTrust announced various adjustments and material weaknesses in its financial reporting. – These are unrelated to Maiden or Maiden’s financial statements – Maiden has reported no such weaknesses or had any restatements • AmTrust received a clean unqualified opinion from its auditor KPMG. Nothing in AmTrust’s restatement is related to the premium or losses ceded to Maiden. • AmTrust has been defending itself against short sellers for a number of years and unsubstantiated allegations put forward in news articles seem to be recycled attacks from those looking to gain from a fall in AmTrust’s share price. • Related party transactions are disclosed in Maiden’s Annual Report on Form 10-K. | Investor Presentation 8

Diverse Portfolio of Low Volatility Underwriting Business Majority of business made up of lower volatility proportional reinsurance Low-hazard, profitable workers’ compensation business • 41% of last twelve months gross premiums written • Focus on small premium, small-employer policies • Significantly lower workers’ compensation loss ratio vs. industry mainly reflecting AmTrust’s specialization and leading position in low-hazard segment | Investor Presentation 9 LAST TWELVE MONTHS Q3 2017 GROSS PREMIUMS WRITTEN Last Twelve Months* Gross Premiums Written = $2.832 billion * As of September 30, 2017 1. Workers' compensation 41% 2. Personal auto 13% 3. Commercial auto 10% 4. Other liability 9% 5. Warranty 9% 6. Commercial multi-peril 7% 7. Fire, allied lines and inland marine 3% 8. Accident & health 3% 9. European hospital liab. 2% 10. Others 2% 11. Homeowners' 1% 1 2 3 4 5 6 7 8 9 10 11

Maiden Carefully Minimizes Exposure to Catastrophe Risk • Unlike most Bermuda reinsurers, Maiden is not a market for catastrophe risk • To the extent that Maiden insures property exposures, occurrence limits and inuring catastrophe protections per contract are actively utilized to mitigate aggregation risk • Maiden’s risk tolerance in a 1-in-250 year event is less than half of the Company’s estimated annual earnings – Maiden actively runs cat simulation models to ensure that risk parameters are not breached – A typical severity reinsurer exposes a significant percentage of capital in a similar return period event • Maiden’s assumed reinsurance portfolio has avoided significant impact from events such as Hurricane Ike, Hurricane Irene, Superstorm Sandy, Tohoku, New Zealand earthquakes and ‘HIM’ hurricanes in 2017 | Investor Presentation 10 3% 75% 0% 10% 20% 30% 40% 50% 60% 70% 80% Maiden Average of Selected P&C (Re)insurers* 3Q17 Combined Ratio Percentage Points from Catastrophes * Aspen, Arch, Axis, EverestRe, PartnerRe, RenRe, Validus, XL Source: SNL and Company Financials – disclosed 3Q17 catastrophe losses divided by 3Q17 net earned premiums Maiden has significantly lower exposure to Cat risk than the average (Re)insurer

• US Excess of Loss Accounts responsible for the vast majority of the underperformance – Absent the impact of commercial auto the balance of Maiden’s US business has performed within expectation – Heavily reduced amount of commercial auto exposure since the 2014 UY – Accounts renewed during 2015, 2016, and 2017 received needed rate increases; others were non-renewed • Maiden has been proactive with claims audits focused on recognizing loss emergence promptly • Factors influencing commercial auto adverse experience – Inexperienced drivers, young and older – Distracted drivers – Aggressive plaintiff bar – Increased hauling activity – Improving economy – more miles driven Commercial Auto Overview 11

$1,298 $1,813 $2,001 $2,204 $2,507 $2,663 $2,831 $2,832 3.5% 3.5% 2.9% 2.9% 2.8% 2.7% 2.6% 2.6% 2010 2011 2012 2013 2014 2015 2016 LTM 3Q 2017 Gross Premiums Written ($mm) G&A Expense Ratio Unique Operating Platform and Business Model Drive Highly Efficient Expense Relativities | Investor Presentation 12 1 LTM = Last twelve months from September 30, 2017 2 Aspen, Arch, Axis, EverestRe, PartnerRe, RenRe, Validus, XL Source: SNL and Company Financials LTM1 3Q 2017 G&A Expense Ratio Maiden: 2.6% Selected P&C (Re)Insurers2: 14.2%

Access to capital markets has enabled Maiden to fund growth with long-term and perpetual securities • January 2009: 14% Junior Subordinated Debt (“TRUPS” or “Trust Preferred”) (Called in January 2014) • June 2011: 30-Year, 8.25% Senior Notes Offering of $107.5 million, replacing a portion of 14% TRUPS (Redeemed June 15, 2016) • March 2012: 30-Year, 8% Senior Notes Offering of $100 million (Redeemed June 27, 2017) • August 2012: 8.25% Non-Cumulative Perpetual Preference Shares Offering of $150 million (NYSE:MHPRA)* • October 2013: 7.25% Mandatory Convertible Preference Shares Offering of $165 million, supporting reinsurance business growth (NASDAQ:MHLDO)* - Converted to common equity on September 15, 2016 • November 2013: 30-Year, 7.75% Senior Notes Offering of $152.5 million, proceeds used to redeem remaining 14% TRUPS on January 15, 2014 (NYSE:MHNC)* • November 2015: 7.125% Non-Cumulative Perpetual Preference Shares Offering of $165 million (NYSE:MHPRC)* • June 2016: 30-Year, 6.625% Senior Notes Offering of $110 million (NYSE:MHLA)* Proceeds used to redeem $107.5 million 8.25% Senior Notes. • June 2017: 6.70% Non-Cumulative Perpetual Preference Shares Offering of $150 million (NYSE:MHPRD)* • Use of retrocessional reinsurance began in 2015 • Ongoing exploration of shareholder friendly, diverse and alternative sources of capital *MHNC, MHLA, MHPRA, MHPRC, MHPRD preference shares have 5 year call provisions at par (at Maiden’s option only). Balanced & Diversified Capital Structure | Investor Presentation 13 BALANCED AND DIVERSIFIED CAPITAL STRUCTURE (In $ millions) 644 696 705 724 782 830 892 1,031 910 108 208 360 360 360 363 263 215 215 126 126 126 150 315 315 480 315 465 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 3 Q 2 0 1 7 T O T A L CAPI T A L (E X CLUDIN G A O CI ) Common Equity excluding AOCI Senior Notes Trust Preferred Preference Shares

BB+ or lower 1% AAA 3% AA 5% A 28% BBB 22% US Agency 40% Cash & Cash Equiv. 6% U.S. Agency 37% Corporate Bonds 48% Other2 10% Maiden Maintains a Conservative Investment Portfolio • Continued emphasis on investing in GSE and high-grade corporate debt; new money yield on fixed maturities in 3Q 2017 was 2.80%; overall 3Q 2017 book yield (excluding cash equivalents) was 3.17% • September 30, 2017 average duration of investable assets (including cash equivalents) of 4.41 years compared to duration of liabilities of 3.6 years • Profitable growth and positive cash flow have expanded invested assets that will enhance earnings • Cash and cash equivalent position was $314.3 million as of September 30, 2017. | Investor Presentation 12 INVESTABLE ASSETS1 COMPOSITION 1 Investable assets include cash and cash equivalents, fixed maturities, other investments and loan to related party 2 “Other” includes loan to related party, investment grade commercial mortgage backed securities, collateralized loan obligations, municipal bonds and non-U.S. government bonds 3 As of September 30, 2017 4 Credit quality ratings assigned by Standard & Poor’s (or equivalent) and include those with a + or – modifier Total: $5.5bn3 STRONG CREDIT QUALITY OF INVESTMENTS4 Total: $5bn3

$ 62.9 $ 71.6 $ 74.9 $ 81.2 $ 91.4 $ 117.2 $ 131.1 $ 145.9 $ 162.1 2009 2010 2011 2012 2013 2014 2015 2016 Q3 2017* Low-Volatility Business Model Supporting Asset and Investment Income Growth GROWING NET INVESTMENT INCOME ($MM) EXPANDING INVESTABLE ASSETS BASE ($MM) *LTM as of September 30, 2017 **Investable assets at December 31, 2013 include net proceeds of $147.4 million from November 2013 Senior Note offering. Maiden primarily utilized the proceeds of its Senior Notes offering in November 2013, as well as cash on hand, to redeem the $152.5 million face value TRUPs on January 15, 2014. | Investor Presentation 15 $ 2,088 $ 2,234 $ 2,494 $ 3,003 $ 3,552 $ 4,030 $ 4,628 $ 5,054 $ 5,492 2009 2010 2011 2012 2013** 2014 2015 2016 Q3 2017

Strategic Initiatives • Maiden capital solutions activity in Europe actively marketing and entertaining numerous prospect quoting opportunities – Opportunities under development in multiple global markets – Currently actively marketing throughout Europe • Maiden IIS is continuing to develop OEM opportunities with additional expansion under development • Payment protection insurance (PPI) European pipeline under development • Maiden Re team in U.S. continues to identify opportunities to expand existing client relationships and customers | Investor Presentation 16

Investment Opportunity • Differentiated P&C reinsurance business model with focus on low-volatility, predictable lines of business and strong long-lasting client relationships • Despite recent adverse development, demonstrated predictable, stable and highly efficient operating performance targeting ROACE* of 15% or greater – Even at a 99.5% combined ratio, Maiden expects to produce double digit ROACE* • Extremely limited exposure to natural catastrophes • Shareholder-friendly capital management • Strong commitment to rewarding shareholders through dividends • Well-positioned for continued disciplined growth; significant opportunities to further enhance profitability | Investor Presentation 17 *Please see the definition of non-GAAP financial measures on the final page of this presentation for additional important information.

Maiden Holdings, Ltd.

Appendix • Targeted Operating Metrics • Summary Balance Sheet • Summary Income Statement • Non-GAAP Financial Measures – Reconciliation • Non-GAAP Financial Measures – Reconciliation ROACE • Non-GAAP Financial Measures | Investor Presentation 19 Appendix

Targets Achievable Over Time | Investor Presentation 20 • Medium-term Operating ROACE* > 15% • Risk adjusted underwriting profit — G&A expense ratio < 4% • NPW compounded annual growth rate of 10%+ • Core regional insurer client retention rate of > 85% • Modeled annual aggregate exposure to cat events < annual net income 15% operating ROACE* attainable over medium-term with improved underwriting results, growth in invested assets and current capital structure *Please see the definition of non-GAAP financial measures on the final page of this presentation for additional important information. TARGETED OPERATING METRICS Appendix

Summary Balance Sheet

	2011	2012	2013	2014	2015	2016	Q3 2017
				($ in millions)			
Investable Assets							
Investments	$ 2,022.9	$ 2,621.6	$ 3,167.2	$ 3,469.5	$ 4,127.7	$ 4,736.9	$ 5,010.0
Cash & Cash Equivalents	303.0	213.8	217.2	392.5	332.5	149.5	314.2
Loan to Related Party	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Total Investable Assets	2,493.9	3,003.4	3,552.4	4,030.0	4,628.2	5,054.4	5,492.2
Net Reinsurance Receivable	423.4	522.6	560.1	513.0	377.3	410.2	479.5
Deferred Acquisition Costs	248.4	270.7	304.9	372.5	397.5	424.6	469.6
Other Assets	229.4	341.5	296.0	248.6	300.6	363.1	397.8
Total Assets	**$ 3,395.1**	**$ 4,138.2**	**$ 4,713.4**	**$ 5,164.1**	**$ 5,703.6**	**$ 6,252.3**	**$ 6,839.1**
Loss and LAE Reserve	$ 1,398.4	$ 1,740.3	$ 1,957.8	$ 2,271.3	$ 2,510.1	$ 2,896.5	$ 3,365.0
Unearned Premiums	832.0	936.5	1,034.8	1,207.7	1,354.6	1,475.5	1,601.1
Senior Notes	107.5	207.5	360.0	360.0	349.9	351.4	254.4
Trust Preferred Securities	126.3	126.3	126.4	-	-	-	-
Other Liabilities	161.9	112.0	110.1	83.9	139.9	167.7	197.2
Total Liabilities	**2,626.1**	**3,122.6**	**3,589.1**	**3,922.9**	**4,354.5**	**4,891.1**	**5,417.7**
Equity	**769.0**	**1,015.6**	**1,124.3**	**1,241.2**	**1,349.1**	**1,361.2**	**1,421.4**
Total Liabilities & Equity	**$ 3,395.1**	**$ 4,138.2**	**$ 4,713.4**	**$ 5,164.1**	**$ 5,703.6**	**$ 6,252.3**	**$ 6,839.1**
Book Value per Common Share	**$ 10.64**	**$ 11.96**	**$ 11.14**	**$ 12.69**	**$ 11.77**	**$ 12.12**	**$ 11.30**
Growth in Total Investable Assets	**11.6%**	**20.4%**	**18.3%**	**13.4%**	**14.8%**	**25.4%**	**8.7%**
Ratio of Total Investable Assets to Equity	**324.3%**	**295.7%**	**316.0%**	**324.7%**	**343.1%**	**371.3%**	**386.4%**

*Senior notes from 2015 onwards are reported net of deferred issuance costs due to a change in U.S. GAAP

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MAIDEN HOLDINGS LTD

Summary Income Statement

($ in millions)

	2011	2012	2013	2014	2015	2016	YTD Q3 2017
Gross Premiums Written	**$ 1,812.6**	**$ 2,001.0**	**$ 2,204.2**	**$ 2,507.4**	**$ 2,662.8**	**$ 2,831.3**	**$ 2,259.6**
Net Premiums Written	**$ 1,723.5**	**$ 1,901.3**	**$ 2,096.3**	**$ 2,458.1**	**$ 2,514.1**	**$ 2,655.0**	**$ 2,202.0**
Net Premiums Earned	$ 1,552.4	$ 1,803.8	$ 2,000.9	$ 2,251.7	$ 2,429.1	$ 2,568.2	$ 2,074.5
Net Investment Income	74.9	81.2	91.4	117.2	131.1	145.9	123.5
Interest and Amortization Expenses	34.1	36.4	39.8	30.0	29.1	28.2	18.4
Net income (loss) attributable to Maiden common shareholders	**$ 28.5**	**$ 46.5**	**$ 87.9**	**$ 77.1**	**$ 100.1**	**$ 15.2**	**$ (65.5)**
Non-GAAP Operating Earnings (Loss)*	$ 69.6	$ 48.5	$ 87.5	$ 117.7	$ 107.2	$ 17.3	$ (46.2)
Non-GAAP Operating EPS *	$ 0.96	$ 0.66	$ 1.18	$ 1.53	$ 1.39	$ 0.22	$ (0.54)
Non-GAAP Operating ROE *	9.2%	5.9%	10.5%	13.6%	12.0%	1.9%	(6.2%)
Loss Ratio	**66.6%**	**69.5%**	**67.0%**	**66.1%**	**66.9%**	**70.6%**	**74.2%**
Expense Ratio	**31.5%**	**30.0%**	**30.5%**	**31.9%**	**32.4%**	**32.6%**	**32.5%**
Combined Ratio	**98.1%**	**99.5%**	**97.5%**	**98.0%**	**99.3%**	**103.2%**	**106.7%**

*2011 Includes $9.5 million or 0.6% in loss ratio and combined ratio impact from U.S. thunderstorm and tornado activity in 2Q11.
2012 includes $31.1 million or 1.7% in loss ratio and combined ratio impact from Superstorm Sandy in 4Q12.
2016 includes $108.9 million reserve charge taken in 4Q16.
Please see the non-GAAP reconciliation table in the appendix of this presentation for additional important information.

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MAIDEN HOLDINGS LTD

Non-GAAP Financial Measures Reconciliation

	2011	2012	2013	2014	2015	2016	YTD Q3 2017
				($ in millions)			
Net income	$ 28.5	$ 50.2	$ 102.8	$ 101.5	$ 124.2	$ 48.1	$ (44.9)
(Income) loss attributable to noncontrolling interest	-	(0.1)	(0.1)	(0.1)	0.2	0.8	-
Dividends on preference shares	-	(3.6)	(14.8)	(24.3)	(24.3)	(33.7)	(20.6)
Add (subtract):							
Net realized (gains) losses on investment	(0.5)	(1.9)	(3.6)	(1.2)	(2.5)	(6.8)	(8.3)
Net impairment losses recognized in earnings	-	-	-	2.4	1.1	-	-
Foreign exchange and other (gains) losses	(0.3)	(1.6)	(2.8)	(4.2)	(7.8)	(11.6)	12.2
Amortization of intangible assets	5.0	4.4	3.8	3.3	2.8	2.5	1.6
Divested excess and surplus business and NGHC run-off	-	-	-	10.4	12.3	14.5	10.1
Junior subordinated debt repurchase expense	15.1	-	-	-	-	-	-
Accelerated amortization of debt discount and issuance cost	20.3	-	-	28.2	-	2.3	2.8
Interest expense incurred related to 2013 Senior Notes prior to actual redemption of the junior subordinated debt	-	-	1.2	0.5	-	-	-
Non-recurring general and administrative expenses relating to IIS Acquisition (2010)	0.2	-	-	-	-	-	-
Non-cash deferred tax expense	1.3	1.1	1.0	1.2	1.2	1.2	0.9
Operating earnings (loss)	$ 69.6	$ 48.5	$ 87.5	$ 117.7	$ 107.2	$ 17.3	$ (46.2)
Earnings (loss) per common share:							
Basic earnings (loss) per share	$ 0.40	$ 0.64	$ 1.21	$ 1.06	$ 1.36	$ 0.20	$ (0.76)
Diluted earnings (loss) per share	$ 0.39	$ 0.64	$ 1.18	$ 1.04	$ 1.31	$ 0.19	$ (0.76)
Operating earnings (loss) per common share:							
Basic operating earnings (loss) per share	$ 0.97	$ 0.67	$ 1.21	$ 1.61	$ 1.46	$ 0.22	$ (0.54)
Diluted operating earnings (loss) per share	$ 0.96	$ 0.66	$ 1.18	$ 1.53	$ 1.39	$ 0.22	$ (0.54)

Note: Please see the definition of non-GAAP financial measures on final page for additional important information.

23 | Investor Presentation Appendix

MAIDEN HOLDINGS LTD

Non-GAAP Financial Measures Reconciliation - ROACE | Investor Presentation 24 Note: Please see the definition of non-GAAP financial measures on final page for additional important information. Appendix 2011 2012 2013 2014 2015 2016 YTD Q3 2017 ($ in millions) Net income (loss) attributable to Maiden common shareholders $ 28.5 $ 46.5 $ 87.9 $ 77.1 $ 100.1 $ 15.2 $ (65.5) Non-GAAP net operating earnings (loss) attributable to Maiden common shareholders 69.6 48.5 87.5 117.7 107.2 17.3 (46.2) Opening common shareholders' equity 750.2 768.6 865.2 808.8 925.7 867.8 1,045.8 Ending common shareholders' equity 768.6 865.2 808.8 925.7 867.8 1,045.8 956.0 Average common shareholders' equity 759.4 816.9 837.0 867.3 896.8 923.0 1,000.9 Annualized return on average common equity 3.8% 5.7% 10.5% 8.9% 11.2% 1.6% (8.7%) Annualized non-GAAP operating return on average common equity 9.2% 5.9% 10.5% 13.6% 12.0% 1.9% (6.2%)

Non-GAAP Financial Measures | Investor Presentation 25 In presenting the Company’s results, management has included and discussed in this presentation non-GAAP financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Operating Earnings and Operating Earnings per Common Share: In addition to presenting net income determined in accordance with U.S. GAAP, we believe that showing operating earnings enables investors, analysts, rating agencies and other users of our financial information to more easily analyze our results of operations in a manner similar to how management analyzes our underlying business performance. Operating earnings should not be viewed as a substitute for U.S. GAAP net income. Operating earnings are an internal performance measure used in the management of our operations and represents operating results excluding, as applicable on a recurring basis, net realized and unrealized gains or losses on investment, foreign exchange and other gains or losses, amortization of intangible assets and non-cash deferred tax expenses. We exclude net realized and unrealized gains or losses on investment and foreign exchange and other gains or losses as we believe that both are heavily influenced in part by market opportunities and other factors. We do not believe amortization of intangible assets are representative of our ongoing business. We believe all of these amounts are largely independent of our business and underwriting process and including them distorts the analysis of trends in our operations. We also exclude certain non- recurring expenditures that are material to understanding our results of operations. During the third quarter of 2014 and 2015, we exclude impairment losses. Beginning in the second quarter of 2014, we exclude our divested E&S business as it has been in run-off for over one year following the sale to Brit effective May 1, 2013. Similarly, beginning in the fourth quarter of 2014, we exclude results from NGHC as this business segment has been in run-off for one year following the mutual cancellation on a run-off basis of our contract. Furthermore, in Q1 of 2014 and Q2 of 2011, we exclude the accelerated amortization of the Junior Subordinated Debt discount and the write off of the associated issuance costs. In Q2 2016 and Q2 2017, we also excluded the write off of the amortized issuance cost related to the 8.25% Senior Notes redeemed in June 2016 and 8.0% Senior Notes redeemed in June 2017. In Q1 2014 and Q4 2013, we also exclude the interest expense incurred on our 2013 Senior Notes prior to the redemption of the outstanding Junior Subordinated Debt given the one time nature of the additional funding cost. Operating Return on Average Common Equity ("Operating ROACE"): Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating earnings available to common shareholders (as defined above) divided by average Maiden common shareholders' equity. Average common shareholders’ equity for the twelve months ended December 31, 2016 is adjusted for the period the Mandatory Convertible Preference Shares - Series B are outstanding (prior to mandatory conversion date of September 15, 2016). Management has set as a target a long-term average of 15% Operating ROACE, which management believes provides an attractive return to shareholders for the risk assumed from our business. See the previous two pages of this presentation for a reconciliation of non-GAAP measures used in this presentation to their most directly comparable GAAP measures. Appendix